Exhibit 99.1


[LOGO] OPTION ONE                                               [LOGO] H&R BLOCK
       MORTGAGE

       an H&R BLOCK company

March 10, 2006


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Legal

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention: Trust Administration GC05O3

Moody's Investor Service, Inc.
99 Church Street
New York, NY 10007
Attention: MBS Monitoring/Option One

Standard & Poor's Rating Services, Inc.
55 Water Street
New York, NY 10004
Inv#396

Re:   Annual Officer's Certificate

      Pursuant to Section 3.20 of the Pooling and Servicing Agreement, dated and effective as of September 1, 2005, among Financial Asset Securities Corp., as Depositor, Option One Mortgage Corporation, as Servicer, and Deutsche Bank National Trust Company as Trustee, (the "Servicing Agreement"), enclosed is the required officer's certificate of compliance.

If you have any questions, please contact Elizabeth Nguyen at (949) 727-8226 or email: Elizabeth.Nguyen@oomc.com


Option One Mortgage Corporation
6501 Irvine Center Drive
Irvine, CA 92618


www.optiononeonline.com
                     6501 Irvine Center Drive o Irvine o California o 92618-2304
                                        o 949.790.3600 o Fax 949.790.8581 [LOGO]

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                           OFFICER'S CERTIFICATE

                        ANNUAL STATEMENT OF THE SERVICER


      I, Fabiola Camperi, the duly appointed Chief Servicing Officer of Option One Mortgage Corporation, the Servicer, hereby certify that (i) a review of the activities of the Servicer during the calendar year ended December 31, 2005 and of performance under the Servicing Agreement, as defined in the cover letter, has been made under my supervision, and (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement during such year.

                                    By: /s/ Fabiola Camperi
                                        --------------------------
                                    Name: Fabiola Camperi
                                    Title: Chief Servicing Officer
                                    Date: February 28, 2006